Exhibit 10.3

SUBORDINATED CAPITAL NOTE

SERIES 2008-1

NOTE PURCHASE/LOAN AGREEMENT

dated as of July 21, 2008

between

IBERIABANK.

LAFAYETTE, LOUISIANA,

as Issuer/Borrower

and

SUNTRUST BANK

as Purchaser/Lender

THIS SUBORDINATED CAPITAL NOTE PURCHASE/LOAN AGREEMENT (this “Agreement”) is made as of July 21, 2008, by and between IBERIABANK, Lafayette, Louisiana, a Louisiana bank (the “Company” or the “Borrower”), as the issuer of the Subordinated Capital Notes Series 2008-1 (the “Notes”) and the borrower thereunder, and SUNTRUST BANK, a Georgia banking corporation, as the purchaser of, and lender under, the Notes (“SunTrust” or the “Lender”).

W I T N E S S E T H:

The Company has requested SunTrust, and SunTrust has agreed, subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Company herein, and in the Notes and the other Transaction Documents to purchase the Notes and thereby lend the Company $25,000,000, which the Company will treat as Tier 2 capital for bank regulatory purposes.

In consideration of the premises, the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

Section 1.1 Definitions. The following terms have the definitions shown below:

“BHC Act” means the federal Bank Holding Company Act of 1956, as amended, and any successor thereto.

“Borrower Parent” means IBERIABANK Corporation, a Louisiana corporation and any successor thereto, and any other Person that is a “company” that “controls” the Issuer for purposes of the BHC Act.

“Call Report” means, with respect to the Borrower, the “Consolidated Reports of Condition and Income” (FFIEC Form 031 or 041 or any successor form of the Federal Financial Institutions Examination Council).

“Closing” means the closing of the transactions contemplated herein and in the Notes.

“Closing Date” means the date on which the conditions precedent set forth in Section 3.1 have been satisfied or waived in accordance with Section 9.2, and which, unless otherwise indicated, shall be the date of this Agreement.

“Federal Reserve Reports” shall mean the “Consolidated Financial Statements for Bank Holding Companies-FR Y-9C”, the “Parent Company Only Financial Statements for Large Bank Holding Companies-FR Y-9LP”, or any successors thereto, and other reports required to be filed with the Federal Reserve by the Borrower Parent.

“Transaction Documents” mean this Agreement, the Notes, and any and all other instruments, agreements, documents and writings delivered at Closing in connection with any of the foregoing.

“Material Adverse Effect” means any event, action, omission or condition that (i) has had or is reasonably likely to have a material adverse effect on the condition (financial or otherwise), earnings, cash flows, business or prospects of the Company and whether or not arising in the ordinary course of business, (ii) has had or is reasonably likely to have a material adverse effect on the Notes, the rights of Holders of the Notes or the consummation or performance of the Transactions, (iii) would limit or prevent the Notes from being included and recognized by all applicable Governmental Authorities as Tier 2 capital for all purposes, (iv) questions the validity or enforceability of any Transaction Document, or (v) seeks to restrain, enjoin, limit or prohibit the execution, delivery or performance of any of the Transactions Documents or any of the Transactions.

“Maturity Date” means September 30, 2015, unless the maturity of the Notes is accelerated in accordance with the term of the Notes to an earlier date.

Section 1.2 Terms Generally. All capitalized terms used in the Notes, and the Interpretative Provisions of Exhibit 1 to the Notes are incorporated herein by reference in full and shall apply to this Agreement.

ARTICLE II

AMOUNT AND TERMS OF THE SUBORDINATED TERM LOAN

Section 2.1 Subordinated Term Loan and Subordinated Notes. Subject to the terms and conditions set forth herein, the Lender agrees to purchase the Subordinated Capital Notes from the Borrower on the Closing Date and thereby extend to the Borrower a loan in the principal amount of TWENTY FIVE MILLION DOLLARS AND NO/100 ($25,000,000.00).

Section 2.2 Terms of Notes. The terms of the Notes are hereby incorporated by reference into this Agreement in full.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the SunTrust as follows:

Section 3.1 Organization; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, and has the full corporate power and authority to own, lease and operate its properties, to own its Subsidiaries, to issue the Notes, to conduct its business as presently conducted and as described in the Borrower Parent’s latest SEC Reports on Forms 10-K and 10-Q, and to enter into and perform its obligations under this Agreement, the Notes and the other Transaction Documents. The Borrower Parent is a financial holding company, and it has been duly approved by and is registered with, the Federal Reserve as a financial holding company under the BHC Act, and with all other federal or state regulatory authorities that require registration or Approval of the Issuer as a holding company (“Other Banking Approvals”) owning or controlling its Subsidiaries. The Company is a member in good standing of the Federal Deposit Insurance Corporation (“FDIC”) has all necessary authorizations, approvals, registrations, qualifications, orders, licenses, certificates, decrees, consents and permits (collectively, “Approvals”) needed to conduct its business, to own its Subsidiaries, to issue the Notes, to conduct its business as presently conducted to enter into and perform its obligations under this Agreement and the other Transaction Documents, and to include the full amount of such Notes as Tier 2 capital for all regulatory purposes, except to the extent that the failure to obtain any such Approval has not had and is not reasonably likely to have a Material Adverse Effect. The Company has a duly authorized and outstanding capitalization as set forth in the information provided to SunTrust all of its outstanding shares of capital stock (“Company Shares”) have been duly authorized and validly issued and are fully paid and non assessable (except to the extent that shares may be assessable under applicable federal or state banking Laws), and none of the outstanding Issuer Shares was issued in violation of any preemptive or similar rights of any shareholder of the Issuer. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where it owns or leases property or transacts business, and where such qualification is necessary, except to the extent that the failure to so qualify or to be in good standing has not had and is not reasonably likely to have a Material Adverse Effect.

Section 3.2 No Conflicts. The execution, delivery and performance of the Transaction Documents to which the Company is a party, and the consummation of the Transactions

(a) do not require any consent or Approval under, do not and will not conflict with, constitute a breach of, or a default or an event, which with notice, lapse of time or both would be a default under, an event or condition that gives any person the right to require the repurchase, redemption or repayment of all or a portion of any note, debenture or other indebtedness of the Company (each a “Repayment Event”)

(b) will not result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries, under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument (“Contract”) to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of any of them is subject, except for a conflict, breach, default or Lien which does not have and is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, nor will any such action result in any violation of any applicable Law or Approval, except for those violations which, individually or in the aggregate are not reasonably expected to have a Material Adverse Effect.

Section 3.3 Financial Statements.

(a) The audited consolidated financial statements, including the notes and schedules thereto, of the Company, as of and for the last full three years (the “Annual Financial Statements”) and the interim unaudited consolidated financial statements of the Company, as of and for the latest interim periods and the corresponding interim periods of the immediately preceding year, (the “Interim Financial Statements”, and collectively with the Annual Financial

Statements, the “Financial Statements”) provided to SunTrust have been prepared in accordance with GAAP. The Borrower Parent’s Financial Statements conform to the requirements of the 1934 Act and all applicable United States Securities and Exchange Commission (“Commission”) rules and regulations. All Financial Statements of the Company and the Borrower Parent fairly present in all material respects the consolidated financial condition, earnings, cash flows and changes in shareholders’ equity as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, only to normal recurring year-end audit adjustments that are not material, and each has been certified as required by applicable Law.

(b) The Company’s most recent principal and quarterly Call Reports, Federal Reserve Forms FR Report Y-9C and FR Report Y-9LP, and any subsequent reports have been provided to the Lender, and the information therein fairly presents in all material respects the financial position and results of operation of the Company and its Subsidiaries, and the Borrower Parent and its Subsidiaries, respectively, as of such date and for such periods.

(c) All of the Borrower Parent’s Federal Reserve Reports, including those on Federal Reserve Forms FRY-9 C and FRY-9LP and the various schedules and subreports thereunder, for the last full year and any subsequent interim periods, conform in all material respects to the Federal Reserve’s requirements for such reports, and all of the Issuer’s Call Reports submitted to its primary federal and state regulators conform in all material respects to the Federal Financial Institutions Examination Council’s (“FFIEC”) requirements for Call Reports, and all such Federal Reserve Reports and Call Reports are accurate and complete in all material respects and fairly present in all material respects the reporting entity’s financial condition, earnings, cash flows (to the extent a statement of cash flows is included pursuant to the requirements of such form) and changes in shareholders’ equity as of the dates and for the periods shown are not inconsistent with the Financial Statements and the Interim Financial Statements as of and for the corresponding dates and periods.

(d) Since the respective dates as of which information is included in the most recent Financial Statements, Interim Financial Statements, Federal Reserve Reporter and Call Reports there has not been (i) any event, action, omission or condition that has had a Material Adverse Effect, (ii) any transactions entered into by the Issuer, other than in the ordinary course of business, that are material to the Issuer, (iii) except for regular quarterly cash dividends on the Company’s common stock in the ordinary course of business and dividends paid by any Subsidiary to the Company, including increases, consistent with past practice, any dividend or distribution of any kind declared, paid or made by the Company on its capital stock, nor (iv) any other event, action, omission or condition that is reasonably likely to have a Material Adverse Effect.

Section 3.4 Litigation Matters. There is no litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities pending, or, to the knowledge of the Borrower, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.5 Compliance with Laws and Agreements. Each of the Company and each of its Subsidiaries and the Borrower Parent is in compliance with all applicable Laws, and all commitments to, all applicable Governmental Authorities, and all Approvals, except for those violations of which, individually or in the aggregate, would not have a Material Adverse Effect.

Section 3.6 Regulatory Enforcement Matters. None of the Company, the Borrower Parent or any of their respective Subsidiaries, nor any of their respective officers, directors, employees or representatives, is subject or is party to, or has received any notice from any Governmental Authority that any of them is or expected to be a subject of or party to any investigation with respect to, any cease-and-desist order, agreement, civil monetary penalty, bar or suspension from the securities investment or banking businesses, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Governmental Authority that, in any such case, currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, the payment of or any restriction upon, the payment of dividends, distributions or payments (other than as imposed by Law, generally), their credit policies, their management or their business (each, a “Regulatory Action”), nor has the Company or any of its Subsidiaries or the Borrower Parent been advised by any Governmental Authority that it is considering issuing or requesting any such Regulatory Action; and there is no unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries (including the Borrower), except where such unresolved violation, criticism or exception would not, singly or in the aggregate, have a Material Adverse Effect.

Section 3.7 Investment Company Act. Neither the Borrower nor the Borrower Parent is an “investment company”, as defined in, or subject to registration or regulation under, the Investment Company Act of 1940, as amended.

Section 3.8 Taxes. Each of the Company, the Borrower Parent and their respective Subsidiaries has filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and has paid all taxes required to be paid by any of them and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings; and adequate charges, accruals and reserves have been provided for in the Financial Statements or Interim Financial Statements in respect of all federal, state, local and foreign taxes, including for all periods and amounts as to which the tax liability of the Company, the Borrower Parent or their respective Subsidiaries is being contested, has not been finally determined or remains open to examination by applicable taxing authorities and where such taxes have not become due and payable.

Section 3.9 Disclosure. The Company has disclosed to the Lender all agreements, instruments, and corporate or other restrictions to which the Company, the Borrower Parent or any of the Borrower Parent’s Subsidiaries is subject or bound , and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the Call Reports, Federal Reserve Reports or any reports that the Borrower Parent is required to file with the Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Transaction Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

Section 3.10 Capital. On the Closing Date, each of the Borrower and the Borrower Parent, and each depository institution Subsidiary of the Borrower Parent, is “well-capitalized” for all bank regulatory purposes.

Section 3.11 FDIC Insurance. The deposits of the Borrower are insured by the FDIC to the fullest extent permitted by Law, and no proceedings for the termination of such insurance are pending or, to the knowledge of the Borrower, threatened.

Section 3.12 OFAC. None of the Company or the Borrower Parent, nor any of their respective Subsidiaries (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2 or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 3.13 Patriot Act, Etc. Each of the Company, the Borrower Parent and their respective Subsidiaries is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 3.14 Certificates. No filing with, or Approval of, any Governmental Authority, other than those that have been made or obtained and which remain in full force and effect, is necessary or required for the execution delivery and performance of the Transaction Documents by the Company in connection with the issuance and sale of the Notes or the consummation of the Transactions. The Company has given any required written notice to the applicable. Governmental Authorities having jurisdiction over the Issuer and the Transactions of its intent to engage in the Transactions, and no applicable Governmental Authority has expressed any objection to the Offering or the qualification of the Notes as Tier 2 Capital under applicable capital adequacy guidelines and rules. The Company has no reason to believe that the Notes will not be treated as Tier 2 Capital. The Company shall confirm such matters in an officers’ certificate delivered to SunTrust at the Closing and any Subsequent Closing, if any.

ARTICLE IV

COVENANTS

The Borrower covenants and agrees that so long as any amount is owed under the Notes:

Section 4.1 Financial Statements and Other Information. The Company will deliver to the Lender:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower Parent, a copy of the annual audited report for such fiscal year for the Borrower Parent and its Subsidiaries, containing a consolidated balance sheet and the related consolidated statements of income, of shareholders’ equity and comprehensive income, and of cash flows (together with all footnotes thereto), setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a “going concern” or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations and cash flows on a consolidated basis of the Borrower Parent and its Subsidiaries for such fiscal year in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, that the requirements set forth in this clause (a) may be fulfilled by providing to the Lender the report of the Borrower Parent to the Commission on Form 10-K for the applicable fiscal year;

(b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower Parent, an unaudited balance sheet of the Borrower Parent and its Subsidiaries on a consolidated basis as of the end of such fiscal quarter and the related unaudited statements of income and cash flows of the Borrower Parent and its Subsidiaries on a consolidated basis for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower Parent’s previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower Parent as presenting fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the requirements set forth in this clause (b) may be fulfilled by providing to the Lender the report of the Borrower Parent to the Commission on Form 10-Q for the applicable fiscal quarter;

(c) upon filing and not later than the respective due dates provided copies of the Borrower Parent’s Federal Reserve Reports, copies of the Company’s Call Report; and

(d) deliver without charge to SunTrust or any Holder, promptly upon filing or becoming available, copies of (i) all other reports or other publicly available information that the Company or the Borrower Parent mails or otherwise makes available to their respective shareholders and holders of securities, (ii) all reports, financial statements and proxy or information statements filed by the Borrower Parent with the Commission, NASDAQ or any securities exchange, and (iii) other nonconfidential information concerning the Company, the Borrower Parent or their respective Subsidiaries as reasonably requested by SunTrust or any Holder, including press releases, analysts’ reports and communications with holders of Company or Subsidiary securities.

(e) all amendments of the foregoing and all supplements and schedules to the foregoing.

Documents required to be delivered pursuant to Sections 5.1(a), 5.1(b), and 5.1(d) that are filed with, or furnished to, the Commission electronically shall be deemed to have been delivered to the Lender on the date (i) on which the Borrower Parent posts such documents or provides a link thereto on the Borrower Parent’s website on the internet at the website address set forth in Section 9.1; provided, that (A) the Borrower shall deliver paper copies of such documents to the Lender if the Lender so requests in writing until a further written notice is received by the Borrower from the Lender to cease delivering paper copies and (B) the Borrower shall notify the Lender of the posting of any such documents.

Section 4.2 Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

(a) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Company, affecting the Company, the Borrower Party or any of their respective Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;

(b) any material investigation of the Company, the Borrower Parent, or any of their respective Subsidiaries by any Governmental Agency having regulatory authority over the Company or any such Subsidiaries (other than routine examinations of the Borrower and/or any such Subsidiary);

(c) the issuance of any cease and desist order, written agreement, cancellation of insurance or other public enforcement action by any Governmental Authority having regulatory authority over the Company or any Subsidiary;

(d) the issuance of any memorandum of understanding or proposed disciplinary action by or from any Governmental Authority having regulatory authority over the Company or any Subsidiary, to the extent that the Company or any such Subsidiary is permitted to disclose such information (provided that the Borrower shall take all reasonable efforts to obtain any necessary regulatory consents);

(e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 4.3 Use of Proceeds. The Borrower will use the proceeds from the sale of the Notes for general working capital purposes and regulatory capital. No part of the proceeds of the Subordinated Term Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulation T, U or X.

ARTICLE V

CONDITIONS PRECEDENT TO NOTES PURCHASE

Section 5.1 Conditions To Purchasing the Notes. The obligations of SunTrust to purchase the Notes and extend credit to the Borrower thereunder is subject to the receipt by SunTrust of the following documents in form and substance reasonably satisfactory to the SunTrust:

(a) this Agreement duly executed and delivered by the Borrower;

(b) a duly executed Note substantially in the form of Exhibit A hereto has been executed and delivered to SunTrust;

(c) a certificate of the Secretary or Assistant Secretary of the Borrower, attaching and certifying copies of its articles of incorporation, bylaws and of the resolutions of its board of directors, authorizing the execution, delivery and performance of the Transaction Documents and certifying the name, title and true signature of each officer of the Borrower authorized to execute the Transaction Documents;

(d) a certificate of good standing issued by the State of Louisiana Office of Financial Institutions;

(e) a favorable written opinion of Jones, Walker, Waechter, Portevant, Carrére and Denégre L.L.P., special counsel to the Borrower, addressed to the Lender, and covering such matters relating to the Borrower, the Transaction Documents and the transactions contemplated therein as the Lender shall reasonably request;

(f) a certificate of Borrower, signed by the Chief Executive Officer, President or an Executive Vice President and by the Chief Financial Officer or Treasurer of the Borrower, certifying that: (a) all representations and warranties of the Borrower herein shall be true and correct in all material respects on and as of the Closing Date, both before and immediately after giving effect to this Agreement, and (b) since March 31, 2008, there has been no material adverse change in the condition (financial or other), earnings, business, prospects or assets of the Borrower or of the Company and its Subsidiaries; and

(g) the payment of the placement fee owed to SunTrust Robinson Humphrey, Inc. in the amount of $250,000.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or reliable overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

To the Borrower:	IBERIABANK 200 West Congress Street 12th Floor Lafayette, Louisiana 70501 Attn: Anthony J. Restel Telephone Number: (504) 310-7317 Fax Number: (504) 310-7322 Email: arestel@iberiabank.com

To the Lender:	SunTrust Bank 303 Peachtree Street, 3rd Floor Atlanta, Georgia 30308 Attn: Christopher M. Houck Telephone Number: (404) 588-7788 Fax Number: (404) 581-1775 Email: chris.houck@suntrust.com

Notices sent by hand or reliable overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Lender shall not be effective until actually received by the Lender at its address specified in this Section 6.1. With respect to any communications delivered or furnished by electronic communication under Section 5.1, such communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such communications are not sent during the normal business hours of the recipient, such communications shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) communications posted to an internet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such communication is available and identifying the website address therefor.

(b) Any agreement of the Lender herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Lender shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Lender shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Lender in reliance upon such telephonic or facsimile notice.

Section 6.2 Waiver; Amendments.

(a) No failure or delay by the Lender in exercising any right or power hereunder under the Notes or any other Transaction Document, and no course of dealing between the Borrower and the Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Lender hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) No amendment or waiver of any provision of this Agreement or the other Transaction Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 6.3 Expenses; Indemnification.

(a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Lender (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) in connection with the preparation and administration of the Notes, this Agreement and the Other Transaction Documents and any amendments, modifications or waivers thereof (whether or not the Transactions contemplated in this Agreement, the Notes or any other Transaction Document shall be consummated), and (ii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Notes or the other Transaction Documents, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Notes.

(b) The Company agrees to indemnify and hold harmless SunTrust and its Affiliates and its directors, officers, employees, agents, representatives, and each person or entity who controls SunTrust and its Affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act, and their respective heirs, and personal and legal representatives of such individuals, against any and all costs, losses, expenses, claims, damages or liabilities, (joint, several, or individual actions, investigations or proceedings of any nature (“Claims”), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, all as incurred which may be incurred by any Indemnitee, or asserted against any Indemnitee by the Borrower, the Borrower Parent or their respective Subsidiaries or successors or any other Person, arising out of, in connection with or as a result of (i) the authorization, issuance or sale of the Notes the execution, delivery or performance of this Agreement, the Notes or any other Transaction Document the performance by the Parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby or by the Notes or any other Transaction Document, (ii) any actual or proposed use of the proceeds form the issuance and sale of the Notes, or (iii) any actual or prospective Claim or relating to any of the foregoing, whether brought by the Borrower, the Borrower Parent or any of their respective Affiliates or any third Person and whether based on contract, tort, or any other theory and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c) Promptly after receipt by an Indemnified Person of notice of the commencement of any Claim, such Indemnified Person will, if a claim in respect thereof is to be made against the Company under this Section 6.3, notify the Company in writing of the commencement thereof; but the failure to so notify the Company shall not relieve the Company from any liability hereunder, except and to the extent it is materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 6.3, except to the extent that the failure to so notify the other party is a defense to such other liability.

(d) The Borrower shall pay, and hold the Lender harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to the Notes, this Agreement and any other Transaction Documents, any collateral described therein, or any payments due thereunder, and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

(e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement, any other Transaction Document, the transactions contemplated herein or therein, the Subordinated Term Loan or the use of proceeds thereof.

(f) All amounts due under this Section shall be payable promptly after written demand therefor.

Section 6.4 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or delegate any of its obligations hereunder without the prior written consent of the Lender (and any attempted assignment, delegation or transfer by the Borrower without such consent shall be null and void).

(b) The Lender is purchasing the Notes without any view to “distribution” of such Notes within the meaning of the Securities Act. The Lender may at any time sell some or all the Notes, or participations or assignments in all or a portion of its rights and obligations under this Agreement, the Notes and the other Transaction Documents; provided, any such transfer shall be made in a manner that does not require the Company to register the Notes under the Securities Act or any applicable state securities or blue sky laws. Any Holder of Notes shall be deemed to have all the same rights granted to SunTrust hereunder and under the Notes and other Transaction Documents.

Section 6.5 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement and the other Transaction Documents shall be construed in accordance with and be governed by the laws (without giving effect to the conflict of law principles thereof) of the State of New York.

(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any Federal and/or state court located in the State of Georgia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Each of the parties hereto agrees that a final nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Nothing in this Agreement or any other Transaction Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement, then Notes or any other Transaction Document against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section and brought in any court referred to in paragraph (b) of this Section. Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 6.1. Nothing in this Agreement or in any other Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 6.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

Section 6.7 Counterparts; Integration. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Agreement, the Notes the other Transaction Documents, and any separate letter agreement(s) relating to any fees payable to the Lender or any of its Affiliates constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

Section 6.8 Survival. All covenants, agreements, representations and warranties made by the Borrower and the Borrower Parent herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the purchase of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other amount payable or obligation under this Agreement or the Notes is outstanding and unpaid. The provisions of Section 6.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of all of Borrower’s obligations, or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement or the Notes shall survive the execution and delivery of this Agreement, the Notes and the other Transaction Documents, and the issuance and sale of the Notes.

Section 6.9 Severability. Any provision of this Agreement or any other Transaction Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 6.10 Patriot Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Subsidiaries to, provide to the extent commercially reasonable, such information and take such other actions as are reasonably requested by the Lender in order to assist the Lender in maintaining compliance with the Patriot Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal in the case of the Borrower by their respective authorized officers as of the day and year first above written.

IBERIABANK

By
Name: Anthony J. Restel Title: Senior Executive Vice President and Chief Financial Officer

[SEAL]

SUNTRUST BANK

By
Name: Title:

Joined in by IBERIABANK Corporation solely as to the representations, warranties, and covenants made by the Borrower Parent and the Borrower Parent’s Subsidiaries (other than the Borrower), and executed under seal by its undersigned duly authorized officers as of the day and year first above written.

IBERIABANK CORPORATION

By
Name: Anthony J. Restel Title: Senior Executive Vice President and Chief Financial Officer

[SEAL]